Exhibit 23.2

                          Independent Auditors' Consent


The Board of Directors and Stockholders
Eastern Bancorp, Inc.:

We consent to incorporation by reference in the registration statement on Form S-4 of Vermont Financial Services Corp. of our report dated November 8, 1996, except as to note 20 which is as of November 13, 1996, relating to the consolidated statements of financial condition of Eastern Bancorp, Inc. and subsidiaries as of September 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1996, which report appears in the September 30, 1996, annual report on Form 10-K of Eastern Bancorp, Inc. and to the reference to our Firm under the heading "Experts" in the registration statement. Our report refers to the adoption in 1995 of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights, an Amendment of FASB Statement No. 65."

                                                 /s/ KPMG Peat Marwick LLP
                                                 KPMG PEAT MARWICK LLP


Boston, Massachusetts
January 22, 1997